Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of GAMCO Investors, Inc. and subsidiaries (“GAMCO”) of our reports dated March 6, 2017, relating to the consolidated financial statements and financial statement schedule of GAMCO, and the effectiveness of GAMCO’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of GAMCO Investors, Inc. for the year ended December 31, 2016.

1)	Registration Statement (Form S-3 No. 333-160802) of GAMCO Investors, Inc. and subsidiaries),
2)	Registration Statement (Form S-3 No. 333-136428) of GAMCO Investors, Inc. and subsidiaries),
3)	Registration Statement (Form S-3 No. 333-141446) of GAMCO Investors, Inc. and subsidiaries),
4)	Registration Statement (Form S-3 No. 333-203352) of GAMCO Investors, Inc. and subsidiaries),
5)	Registration Statement (Form S-3 No. 333-181398) of GAMCO Investors, Inc. and subsidiaries),
6)	Registration Statement (Form S-3 No. 333-148046) of GAMCO Investors, Inc. and subsidiaries),
7)	Registration Statement (Form S-3 No. 333-125773) of GAMCO Investors, Inc. and subsidiaries),
8)	Registration Statement (Form S-3 No. 333-102935) of GAMCO Investors, Inc. and subsidiaries),
9)	Registration Statement (Form S-3 No. 333-74676) of GAMCO Investors, Inc. and subsidiaries),
10)	Registration Statement (Form S-8 No. 333-76748) pertaining to the 1999 Stock Award and Incentive Plan of GAMCO Investors, Inc. and subsidiaries,
11)	Registration Statement (Form S-8 No. 333-126095) pertaining to the 2002 Stock Award and Incentive Plan of GAMCO Investors, Inc. and subsidiaries,
12)	Registration Statement (Form S-8 No. 333-172427) pertaining to the 2002 Stock Award and Incentive Plan of GAMCO Investors, Inc. and subsidiaries,
13)	Registration Statement (Form S-8 No. 333-192525) pertaining to the 2002 Stock Award and Incentive Plan of GAMCO Investors, Inc. and subsidiaries.

/s/  DELOITTE & TOUCHE LLP

New York, New York
March 6, 2017